                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                     of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ X ]    Preliminary Proxy Statement
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             TECHNICLONE CORPORATION
  .............................................................................
                (Name of Registrant as Specified In Its Charter)

                             TECHNICLONE CORPORATION
  .............................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

      4) Proposed maximum aggregate value of transaction:

         ..................................................................
      *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]   Fee previously paid by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount previously paid:

         ..................................................................
      2) Form, Schedule or Registration Statement No.:

         ..................................................................
      3) Filing Party:

         ..................................................................
      4) Date Filed:

         ..................................................................
                                     NOTES:

                             TECHNICLONE CORPORATION
                              14282 FRANKLIN AVENUE
                          TUSTIN, CALIFORNIA 92780-7017
                                 (714) 508-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 20, 1999

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of TECHNICLONE CORPORATION, a Delaware corporation (the "Company"), will be held at the Atrium Hotel, 18700 MacArthur Boulevard, Irvine, California 92612 on October 20, 1999, at 10:00 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

         (1) To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

                                     Larry O. Bymaster
                                     Rockell N. Hankin
                                     William C. Shepherd
                                     Clive R. Taylor, M.D. Ph.D.
                                     Thomas R. Testman

         (2) To approve the amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 120,000,000 shares to 150,000,000 shares (See Proposal Two, Approval of Amendment of Certificate of Incorporation);

         (3) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended April 30, 1999 and the fiscal year ending April 30, 2000; and

         (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on August 23, 1999, will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                              By Order of the Board of Directors


                                              Steven C. Burke,
                                              Secretary
September 15, 1999

         PROXY ATTACHED. YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them AN ORIGINAL PROXY or letter from that broker or other nominee confirming their ownership of shares and to provide evidence of whether such stockholders have voted previously at this meeting.

                             TECHNICLONE CORPORATION
                              14282 FRANKLIN AVENUE
                          TUSTIN, CALIFORNIA 92780-7017

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

            THIS PROXY MATERIAL IS FIRST BEING MAILED TO STOCKHOLDERS
                              ON SEPTEMBER 15, 1999

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 20, 1999

                                 ---------------



                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of TECHNICLONE CORPORATION, a Delaware corporation (Techniclone or the Company), for use at its 1999 Annual Meeting of Stockholders to be held on October 20, 1999, at 10:00 A.M., Pacific Time, at The Atrium Hotel, 18700 MacArthur Boulevard, Irvine, California 92612.

         This Proxy Statement and the accompanying PROXY CARD are being mailed to shareholders on or about September 15, 1999. The Company has retained the services of Corporate Investor Communications, Inc. ("CIC") to assist in the mailing and tabulation of proxies from brokers and nominees for the Annual Meeting. The estimated costs for these services is approximately $5,000 and will be borne by the Company, excluding postage. These costs exclude salary and other incidental cost normally expended for solicitation of this proxy by officers and employees. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, CIC, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, fax, email, or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

         Holders of shares of Common Stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 14282 Franklin Avenue, Tustin, California 92780-7017, in writing prior to or at the meeting or by attending the meeting and voting in person. Any stockholder, who holds stock in the name of a broker or other nominee, who desires to revoke a previously executed proxy or vote in person at the meeting must furnish or bring with them an original proxy, if such person has not yet voted at this meeting, or a copy of any proxy previously voted. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" the approval of the amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 120,000,000 shares to 150,000,000 shares and "FOR" the approval of the ratification of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ended April 30, 1999 and the fiscal year ending April 30, 2000. This Proxy Statement is first being mailed to stockholders on or about September 15, 1999.

                                VOTING SECURITIES

         The Company has two classes of securities outstanding, common stock and preferred stock, however only the common stock (the Common Stock) is entitled to vote at the meeting. Holders of Common Stock of the Company of record as of the close of business on August 23, 1999 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of August 23, 1999, there were 78,105,183 shares of Common Stock outstanding and entitled to vote. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Under Delaware law, the five (5) nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect. Under the General Corporation Law of the State of Delaware, with respect to votes cast on matters other than the election of directors that require the affirmative vote of a majority of the shares present and voting at the annual meeting, or the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as votes against a proposal.

         Stockholders are not entitled to cumulate their votes in the election of directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         Set forth below is certain information as of August 23, 1999, regarding the beneficial ownership of the Company's Common Stock by, (i) all directors and director nominees, (ii) each of the Named Officers identified in the Summary Compensation Table, (iii) all current directors and executive officers as a group and (iv) each person known by the Company to own five percent (5%) or more of the voting securities of the Company. No person, other than Edward J. Legere II, was known by the Company to own five percent (5%) or more of the voting securities of the Company as of August 23, 1999.

                                                       BENEFICIAL OWNERSHIP OF COMMON STOCK
                                                ----------------------------------------------------
              NAME AND ADDRESS
            OF BENEFICIAL OWNER                   NUMBER OF SHARES (A)             PERCENT (B)
 -------------------------------------------    --------------------------    ----------------------
 Larry O. Bymaster                                      507,000 (C)                     *
   14282 Franklin Avenue
   Tustin, California 92780

Rockell N. Hankin                                       180,000 (D)                     *
   14282 Franklin Avenue
   Tustin, California 92780

 Carmelo J. Santoro. Ph.D.                              330,000 (E)                     *
   14282 Franklin Avenue
   Tustin, California 92780

 William C. Shepherd                                    120,000 (F)                     *
   14282 Franklin Avenue
   Tustin, California 92780

 Clive R. Taylor, M.D., Ph.D.                           983,750 (G)                     1.25%
   14282 Franklin Avenue
   Tustin, California 92780

 Thomas R. Testman                                      225,000 (H)                     *
   14282 Franklin Avenue
   Tustin, California 92780


                                                       BENEFICIAL OWNERSHIP OF COMMON STOCK
                                                ----------------------------------------------------
              NAME AND ADDRESS
            OF BENEFICIAL OWNER                   NUMBER OF SHARES (A)             PERCENT (B)
 -------------------------------------------    --------------------------    ----------------------
 Dr. John N. Bonfiglio                                   72,000 (I)                     *
   14282 Franklin Avenue
   Tustin, California  92780

 Steven C. Burke                                          5,000                         *
   14282 Franklin Avenue
   Tustin, California  92780

 Jamie Oliver, Pharm.D.                                      --                         --
   14282 Franklin Avenue
   Tustin, California  92780

 Elizabeth A. Gorbett-Frost                             112,242 (J)                     *
   14282 Franklin Avenue
   Tustin, California 92780

 William V. Moding                                      337,800 (K)                     *
   14282 Franklin Avenue
   Tustin, California  92780

 Edward J. Legere II                                  9,972,142 (L)                     11.95%
   c/o Biotechnology Development, Ltd.
   222 South Rainbow Road, Suite 218
   Las Vegas, Nevada 89128

 All Directors Nominees and Executives                2,872,792 (M)                     3.58%
 Officers as a Group (11 in number)

-----------------------------
*        Represents less than 1%.

(A) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock, shown as beneficially owned by them, subject to community property laws where applicable.

(B) Percentages for the Common Stock computed on the basis of 78,105,183 shares outstanding at August 23, 1999, plus shares that could be acquired by each director nominee or Named Officer individually through the exercise of stock options and warrants during the 60 day period ending October 22, 1999.

(C) Includes 500,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 22, 1999.

(D) Includes 165,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 22, 1999.

(E) Includes 290,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 22, 1999.

(F) Includes 90,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 22, 1999.

(G) Includes 42,000 shares owned by members of Dr. Taylor's family as to which he may be deemed to be the beneficial owner. Also includes 815,750 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 22, 1999.

(H) Includes 125,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 22, 1999.

(I) Includes 70,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 22, 1999.

(J) Includes 17,046 shares owned by members of Ms. Gorbett-Frost's family as to which she may be deemed to be the beneficial owner and 21,008 shares of Common Stock subject to outstanding warrants exercisable during the 60 day period ending October 22, 1999.

(K) Includes 36,000 shares owned by members of Mr. Moding's family as to which he may be deemed to be the beneficial owner.

(L) Includes 3,123,333 shares owned by Legere Enterprises, Ltd., a Nevada limited partnership owned by Mr. Legere and members of his family. Also includes 1,523,809 shares owned by Biotechnology Development, Ltd. and an aggregate of 5,325,000 shares of Common Stock issuable upon exercise of warrants owned by Biotechnology Development, Ltd. Biotechnology Development, Ltd. is a Nevada limited partnership controlled by Mr. Legere,

(M)      Includes the securities described in notes (C), (D), (E), (F), (G),
         (H), (I), (J), and (K).

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS


         Directors are elected at each annual stockholders' meeting to serve until the next annual meeting or until their successors are elected. On August 10, 1999, the Board of Directors amended the Bylaws of the Corporation to reduce the authorized number of directors of the Corporation from between six and eleven to between five and nine, with the exact number of directors to be five until changed by resolution of the Board of Directors, effective upon the expiration of the current term of the directors (which will occur concurrently with the Meeting). Accordingly, the Board of Directors proposes the election of five (5) directors at the Meeting. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting FOR the election of the nominees presented below. Under Delaware law, the five (5) nominees receiving the highest number of votes will be elected as directors at the Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

         Each of the nominees is an incumbent director elected at the last annual meeting of stockholders. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

         The names and certain information concerning the persons to be nominated for election as directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES

         The following table sets forth the names and certain share ownership information as of August 23, 1999, regarding the persons to be nominated for election as directors of the Company:

                                                     DIRECTOR
          NAME AND POSITION               AGE         SINCE                       PRINCIPAL OCCUPATION
-------------------------------------- ---------- --------------- ------------------------------------------------------
Thomas R. Testman,                        62         06/03/98     Business Advisor / Retired former Managing Partner
Chairman of the Board                                             with Ernst & Young LLP

Larry O. Bymaster                         57         06/03/98     President and Chief Executive Officer of Techniclone
President, Chief Executive Officer                                Corporation
and Director

Rockell N. Hankin,                        52         11/19/97     Chief Executive of Hankin & Co. and Hankin
Director                                                          Investment Banking

William C. Shepherd,                      61         09/08/98     President and Chairman of Allergan Specialty
Director                                                          Therapeutic, Inc.

Clive R. Taylor, M.D., Ph.D.,             55         11/02/88     Professor of Pathology at the University of Southern
Director                                                          California

         THOMAS R. TESTMAN has served as a director of the Company since June 3, 1998. Mr. Testman retired from his position as Managing Partner with Ernst & Young LLP, an international auditing, accounting and consulting services firm in October 1992 after 30 years of continuous service. During his tenure, he held the position of National Director of Management Consulting Services, was Western Regional Director of Health Care Services and engaged in management consulting during various periods. During the last two years, Mr. Testman served as interim Chief Executive Officer for the Company, and earlier as interim Chief Executive Officer for Covenant Care, Inc. a skilled nursing care company. He also formerly served as a director of Nichols Institute, a publicly-held laboratory company that was sold to Corning, Inc. in 1994. Mr. Testman currently serves on the Boards of Minimed, Inc. and Chromavision Medical Systems, Inc., medical device manufacturers, in addition to serving as a director of five privately held health care companies. Mr. Testman is a member of the Audit Committee and is Chairman of the Board.

         LARRY O. BYMASTER has served as a director of the Company since June 3, 1998. He was named the President and Chief Executive Officer of the Company on May 18, 1998. Prior to joining Techniclone (from 1990 to April 1998), Mr. Bymaster was Chairman of the Board, President and Chief Executive Officer of Pacific Pharmaceuticals, Inc. (formerly Xytronyx, Inc.) which develops and commercializes cancer therapeutic and diagnostic products. Prior to Pacific Pharmaceuticals, Inc., Mr. Bymaster held senior management positions with Cytotech, a biotechnology company, Baxter Healthcare and Dart Industries. Mr. Bymaster has over 25 years experience in the biotechnology and business fields. Mr. Bymaster is also a member of the Board of Directors of a privately held medical device company.

         ROCKELL N. HANKIN has served as a director of the Company since November 19, 1997. Mr. Hankin is Chairman of the Organization and Compensation Committee of the Company. Mr. Hankin is the Chief Executive of Hankin & Co. and Hankin Investment Banking, a consulting firm and investment banking firm, respectively. Mr. Hankin is also the Vice Chairman of Semtech Corporation, which manufactures electronic components and a Director of Alpha Microsystems, which is a supplier of information technology services and products. Mr. Hankin serves as a director of several privately held companies.

         WILLIAM C. SHEPHERD has served as a director of the Company since September 8, 1998. Mr. Shepherd is a member of the Organization and Compensation Committee of the Company. Mr. Shepherd has been the President and Chief Executive Officer and a director of Allergan Specialty Therapeutics, Inc. ("ASTI"), a pharmaceutical research and development company, since it was spun off to stockholders in March 1998 by Allergan, Inc., a global provider of specialty therapeutic products. He has agreed to provide certain consulting services to Allergan for the three-year period following his January 1, 1998 retirement. Previously, Mr. Shepherd had served as Allergan's Chairman of the Board (since January 1996), President and Chief Executive Officer (since 1992) and a director (since 1984). He joined Allergan in 1966 and was President and Chief Operating Officer from 1984 to 1992. Mr. Shepherd also is a director of Furon Company, a publicly traded company, and one privately held company. Mr. Shepherd holds a Bachelor of Arts degree in Biochemistry from the University of California at Berkley.

         CLIVE R. TAYLOR, M.D., PH.D. has served as a director of the Company since November 2, 1988. Dr. Taylor is a member of the Organization and Compensation Committee of the Company. He is professor of pathology at the University of Southern California, Chairman of the Department of Pathology and Dean of Educational Affairs. Currently, Dr. Taylor serves as a Director of Laboratories for the Los Angeles County Medical Center and is on the attending staff of the Kenneth Norris, Jr. Cancer Hospital and Research Institute. Dr. Taylor also serves as director on three privately held companies. He received his M.D. degree from Cambridge University and his Ph.D. from Oxford University and is board certified by the American Board of Pathology in Anatomic and Clinical Pathology.

         Directors are elected on an annual basis. The present term of office for each director will expire at the next annual meeting of Techniclone's stockholders, or at such time as his successor is duly elected. Directors do not receive separate cash compensation for fulfilling their duties as directors of Techniclone. There are no family relationships among Techniclone's officers and directors.

         The Board of Directors of the Company held eighteen (18) meetings during the fiscal year ended April 30, 1999. The Board of Directors has established the Organization and Compensation Committee, which held one (1) meeting during the fiscal year ended April 30, 1999 and an Audit Committee, which held one (1) meeting during the fiscal year ended April 30, 1999. Each incumbent director, other than Dr. Santoro, attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of which he was a member in the fiscal year ended April 30, 1999. Dr. Santoro attended ten (10) (approximately 56%) of the aggregate number of meetings of the Board during the fiscal year ended April 30, 1999. Each incumbent director attended at least seventy-five percent (75%) of the aggregate number of meetings of the Committees of which he was a member in the fiscal year ended April 30, 1999.

         In September 1998, the charter of the original Compensation Committee had been expanded and the Committee was renamed the Organization and Compensation Committee. This Committee reviews employee and incentive compensation plans, the Company's Stock Option and Purchase Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. In addition, the Committee reviews the effectiveness of the overall Company organization and the Board of Director's, including nominating individuals to serve as members of the Board of Directors. Edward J. Legere II and Carmelo J. Santoro, Ph.D. were the members of the Compensation Committee until July 1998. In July 1998, the Compensation Committee added Rockell N. Hankin and Clive R. Taylor, M.D., Ph.D. as members and in October 1998, the Board changed the Organization and Compensation Committee members to Rockell N. Hankin, William C. Shepherd and Clive R. Taylor, M.D., Ph.D. Rockell N. Hankin is Chairman of the Organization and Compensation Committee.

         The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and quarterly reviews and reviewing internal accounting controls. During the fiscal year ended April 30, 1999 until October 1998, the Audit Committee members were Thomas R. Testman and Edward J. Legere II. In October 1998, the Board changed the Audit Committee members to Carmelo J. Santoro, Ph.D. and Thomas R. Testman.

         The Executive Committee was established in July 1998. In September 1998, the charter of the Executive Committee was included in the charter of the Organization and Compensation Committee.

EXECUTIVE OFFICERS

         STEVEN C. BURKE, age 54, was appointed Chief Financial Officer of the Company on November 2, 1998 and Secretary of the Company on December 1, 1998. Mr. Burke has over 30 years of industry and public accounting experience. Most recently, he served for 12 years as Chief Financial Officer and Vice President Finance and Administration for Quidel Corporation, a publicly traded pharmaceutical/diagnostics company, where he completed multiple rounds of financing, set up and spun off a separate publicly traded therapeutics company, and oversaw one merger and one acquisition. Prior to Quidel, he was a Vice President and Controller with American Bentley, a $140 million cardiovascular surgery products division of Baxter International. Previous to this, Mr. Burke held financial management positions in the computer electronics industry. He holds a CPA certificate and has public accounting experience with Arthur Andersen & Company. Mr. Burke has a B.S. degree in Business Administration from the California State University at Long Beach.

         DR. JOHN N. BONFIGLIO, age 44, was appointed Vice President of Technology and Business Development on April 5, 1999 and interim Vice President of Regulatory and Clinical Affairs on April 23, 1999. Previously, Dr. Bonfiglio held the position of Vice President of Business Development since he began employment with Techniclone on July 14, 1997. From January 1997 through June 1997, he was the Director of Strategic Business for Baxter Cardiovascular group where his responsibilities included strategic planning, business development and technology assessment. From July 1994 until January 1997, he was the Director of Business Development at Baxter Immunotherapy Group with responsibilities for licensing, strategic planning and technology assessment. From July 1983 until July 1997, Dr. Bonfiglio was employed by Allergan Inc. He held a variety of roles including, senior scientist, project director, director of business planning and director of strategic marketing. Dr. Bonfiglio holds a Ph.D. in organic chemistry from The University of California at San Diego and a Masters in Business Administration from Pepperdine University.

         JAMIE C. OLIVER, PHARM.D., age 42, was appointed Vice President of Clinical and Regulatory Affairs of the Company on March 23, 1998. He served in such capacity until April 30, 1999, when Dr. Oliver resigned to pursue other personal and business interests. Dr. Oliver commenced full-time employment with the Company on July 21, 1997. Dr. Oliver joined Techniclone from Kendle International, a clinical research organization in Thousand Oaks, California, where he served as Director, Clinical Research Immunology and Oncology. Prior to Kendle International, Dr. Oliver worked with ClinTrials Research. Dr. Oliver has overseen and directed clinical trials for many large pharmaceutical companies, including Baxter, Sandoz Pharmaceuticals, Merck, and Genentech. He has over 14 years of experience as a clinical investigator and has served as the medical monitor for over 20 phase I-IV clinical trials. Dr. Oliver received his Doctor of Pharmacy from Mercer University in Atlanta, Georgia, and is the author of over 30 publications relating to clinical research and testing.

         ELIZABETH A. GORBETT-FROST, age 43, was appointed Chief Financial Officer of the Company on March 23, 1998 and Secretary of the Company on June 3, 1998. On November 2, 1998, Ms. Gorbett-Frost resigned to pursue other personal and business interests, but remained in her position as Secretary of the Company until November 30, 1998. From August 1996 through March 1998, she served as Vice-President of Finance and Administration for the Company. Prior to joining the Company, Ms. Gorbett-Frost was a partner with the certified public accounting form of Deloitte & Touche LLP from 1979 to 1996, where she most recently served as partner-in-charge of the life sciences industry group.

         WILLIAM V. MODING, age 46, was appointed Vice President of Operations and Administration of the Company on March 23, 1998. On October 4, 1998, Mr. Moding resigned to pursue other personal and business interests. He served as the Chief Financial Officer of the Company from November 1983 to March 23, 1998, and was a former Secretary of the Company. Mr. Moding commenced full-time employment with the Company on September 15, 1996. Mr. Moding was a director of the Company from March 1985 through October 1997. From 1979 to 1996 Mr. Moding was a partner in the certified public accounting firm of Kanady & Moding. From 1975 to 1979, Mr. Moding was a staff accountant with Deloitte & Touche LLP (formerly Deloitte, Haskins & Sells.

DIRECTOR'S COMPENSATION

         Directors who also are Company employees receive no compensation for serving as directors. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Pursuant to the Company's 1993 Employee Stock Option Plan ("1993 Plan"), each year, each nonemployee director is automatically granted an option to purchase 2,000 shares of Company Common Stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options vest twenty percent (20%) on the first anniversary of the date of grant and 1/60 of the remaining amount each month thereafter. Pursuant to the Company's 1996 Stock Incentive Plan ("1996 Plan"), each new director of the Company who is neither an employee nor an executive officer of the Company is automatically granted a Nonqualified Stock Option to purchase 10,000 shares of Common Stock upon commencement of service as a nonemployee director and a Nonqualified Option to purchase 5,000 shares of Common Stock at the end of each fiscal year such employee director has served at least six months during such fiscal year. These option grants are granted at fair market value at date of grant and are exercisable six months after the date of grant. Each of the below directors have received separate option grants and have waived their participation in the 1993 and 1996 Plans as a nonemployee director.

         Under a separate agreement, in June 1998, the Company granted Thomas R. Testman, as compensation for his services as a member of the Board of Directors a nonqualified option to purchase up to 200,000 shares of the Company's Common Stock at $1.59 per share, which was the fair market value at the date of grant. This option vests twenty-five percent (25%) annually beginning June 3, 1999. In addition, Mr. Testman served as interim CEO for the Company during the period from March 1998 through May 1998 and during that time was granted an incentive option to purchase up to 50,000 shares of the Company's Common Stock at $.60 per share, which was the fair market value at the date of grant. The option vested immediately and was exercised in July 1998. In June 1998, the Company issued Mr. Testman 25,000 shares of the Company's Common Stock in exchange for consulting services to be rendered by Mr. Testman for the three months ended August 31, 1998.

         Under two separate option agreements in November 1997 and May 1998, respectively, the Company granted Rockell N. Hankin, as compensation for his services as a member of the Board of Directors, nonqualified options to purchase up to 100,000 and up to 150,000 shares of the Company's Common Stock at $3.00 and $1.59 per share, respectively, which were the fair market values at each date of grant. These options vest twenty-five percent (25%) on the date of grant and twenty-five percent (25%) annually thereafter. Options for 100,000 shares were repriced to $.60 per share on March 2, 1998 in conjunction with the repricing of stock options held by active employees, consultants and directors.

         Under a separate agreement, in October 1998, the Company granted William C. Shepherd, as compensation for his services as a member of the Board of Directors, a nonqualified option to purchase up to 250,000 shares of the Company's Common Stock at $1.06 per share, which was the fair market value at the date of grant. This option vests twenty-five percent (25%) annually beginning October 1, 1999.

         Under a separate option agreement, during August 1998, the Company granted Clive R. Taylor, M.D., Ph.D., as compensation for his services as a member of the Board of Directors and as a consultant to the Company, a nonqualified option to purchase up to 75,000 shares of the Company's Common Stock at $1.41 per share, which was the fair market value at the date of grant. The option vests twenty-five percent (25%) annually beginning August 3, 1999. During November 1998, the Company also granted Dr. Taylor a nonqualified option to purchase up to 75,000 shares of the Company's common stock at 1.00 per share. This option will vest upon the achievement of various milestones. As of April 30, 1999, these milestones were not achieved. In addition, Dr. Taylor received $24,000 during fiscal year 1999 for scientific professional fees.

         Under a separate agreement, during the fiscal year ended April 30, 1997, the Company granted Carmelo J. Santoro, Ph.D., as compensation for his services as a member of the Board of Directors, a nonqualified option to purchase up to 250,000 shares of the Company's Common Stock at $4.00 per share, which was the fair market value at the date of grant. This option vests twenty-five percent (25%) on the date of grant and twenty-five percent (25%) annually beginning June 30, 1997. The option was repriced to $.60 on March 2, 1998 in conjunction with the repricing of stock options held by active employees, consultants and directors. No stock options were granted to Dr. Santoro during the fiscal year ended April 30, 1999.

         In March 1999, the Company entered into a Termination Agreement with Biotechnology Development, Ltd. ("BTD"), a Nevada limited partnership whose general partner is Edward J. Legere, II, a former director of the Company, pursuant to which the Company terminated all previous agreements with Biotechnology Development, Ltd. and thereby reacquired the marketing rights to Oncolym(R) products in Europe and certain other designated foreign countries. In exchange for these rights, the Company issued a Secured Promissory Note to BTD in the principal face amount of $3.3 million bearing simple interest at the rate of ten percent (10%) per annum, with interest payable monthly and the full principal amount due and payable on March 1, 2001, warrants to purchase up to 3,700,000 shares of Common Stock at an exercise price of $3.00 per share exercisable for a period of three years, and warrants to purchase up to 1,000,000 shares of Common Stock at an exercise price of $5.00 per share exercisable for a period of five years. In addition, the Company issued 1,523,809 shares of Common Stock to BTD, equal in value to $1,200,000, based on a value per share equal to ninety percent (90%) of the market price of the Common Stock as defined in the Termination Agreement. The Company also agreed to file a registration statement within nine months covering such shares of Common Stock and the shares of Common stock issuable upon exercise of the warrants issued to BTD and to use its reasonable best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable after filing. Pursuant to a related Security Agreement, the Company granted a security interest to BTD in and to all tangible assets physically located on the premises of the Company in the City of Tustin, California, excluding inventory, furniture, fixtures and equipment which serve as security to any bank, financial institution or institutional creditor or lender to whom the Company is or may become indebted with respect to the repayment of borrowed money or with respect to any equipment lease financing agreement or arrangement, and further excluding any and all intangible property and intellectual property of the Company and any and all rights with respect thereto and any goodwill associated therewith.

         On September 8, 1998, Edward J. Legere II resigned from the Board of Directors and the remaining Directors appointed Mr. William C. Shepherd to fill the vacancy on the board of directors caused by Mr. Legere's resignation. Mr. Legere's resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 1999, the Company's officers, directors and all persons who own more than ten percent (10%) of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements, with the following exceptions: One report on Form 4 covering one transaction during the fiscal year ended April 30, 1999, was filed late by Thomas R. Testman with respect to the purchase of 50,000 shares of the Company's common stock and one report on Form 3 with respect to obtaining beneficial ownership of greater than 10% of the Company's common stock during the fiscal year ended April 30, 1999, was filed late by Edward J. legere II.

COMPENSATION OF EXECUTIVE OFFICERS

         LARRY O. BYMASTER. On May 18, 1998, the Company entered into an Employment Agreement with Mr. Larry O. Bymaster. The employment agreement provides that Mr. Bymaster shall be employed as the Company's President and Chief Executive Officer for a two (2) year period commencing May 1998 at an annual base salary of $250,000, subject to increases at the discretion of the Board of Directors. At the end of each fiscal year, Mr. Bymaster is entitled to a bonus of up to 100% of his base salary as an incentive bonus. The payment of any cash bonus to Mr. Bymaster is at the discretion of the Organization and Compensation Committee of the Board of Directors, as determined by achieving certain performance targets established by the Board of Directors. For the year ended April 30, 1999, Mr. Bymaster was awarded a cash bonus of $125,000 by the Board of Directors, which was paid in May 1999. In May 1998, Mr. Bymaster was granted an option to purchase 1,250,000 shares of Common Stock at an exercise price of $1.41 per share, which was the fair market value at the date of grant. This option vests twenty-five percent (25%) on the date of grant and 250,000 shares on each of the next succeeding four anniversaries of his employment date. Mr. Bymaster is also eligible for certain fringe benefits offered by the Company's executive benefit plans. If Mr. Bymaster is terminated for any reason, under his employment agreement, he will continue to receive his annual base salary for the lessor of one year or through the end of his employment agreement.

         STEVEN C. BURKE. Mr. Burke is employed by the Company as its Chief Executive Officer and Secretary at an annual base salary of $185,000. The payment of any bonus compensation to Mr. Burke is determined by and at the discretion of the Organization and Compensation Committee and the Board of Directors of the Company. In May 1999, Mr. Burke was awarded a cash bonus of $27,750 with respect to the fiscal year ended April 30, 1999, which was paid in May 1999.

         DR. JOHN N. BONFIGLIO. Dr. Bonfiglio is employed by the Company as its Vice President of Technology and Business Development and interim Vice President of Clinical and Regulatory Affairs at an annual base salary of $180,000. The payment of any bonus compensation to Dr. Bonfiglio is determined by and at the discretion of the Organization and Compensation Committee and the Board of Directors of the Company. In May 1999, Dr. Bonfiglio was awarded a cash bonus of $63,000 with respect to the fiscal year ended April 30, 1999, which was paid in May 1999.

         JAMIE C. OLIVER, PHARM.D. Dr. Oliver entered into an Employment Agreement with the Company effective July 21, 1997. The Employment Agreement provided for Dr. Oliver to be employed for twelve (12) months and provided for an extension of the Employment Agreement for an additional one-month period so that, at the beginning of each calendar month, Dr. Oliver had twelve (12) months remaining on his Employment Agreement. Dr. Oliver was paid an initial salary of $160,000, plus a one-time signing bonus of $10,000, and was entitled to reimbursement of various moving expenses not to exceed $10,500. In March 1998, as a result of Dr. Oliver's promotion to Vice President of Clinical and Regulatory Affairs, his annual salary was increased to $175,000 and later increased to $200,000 in October 1998. In May 1998, Dr. Oliver was granted a bonus, not to exceed $30,000, for reimbursement of current and future legal fees related to a personal legal matter. On April 30, 1999, Dr. Oliver resigned to pursue other personal and business interests. In conjunction with his resignation, Dr. Oliver was granted a bonus of $50,000 for achievements made during fiscal year 1999 and for continued support of clinical trials for 120 days from the date of resignation, payable in three installments: 50% payable on date of resignation, 30% payable on June 30, 1999 and the remaining 20% payable on August 21, 1999.

         ELIZABETH A. GORBETT-FROST. On November 2, 1998, Elizabeth Gorbett-Frost resigned from her position as Chief Financial Officer of the Company to pursue other personal and business interests but remained in her position as Secretary of the Company until November 30, 1998. In connection with Ms. Gorbett-Frost's resignation, the Company entered into a severance agreement with Ms. Gorbett-Frost pursuant to which she remained a non-officer employee of the Company through April 30, 1999 in consideration of the payment to Ms. Gorbett-Frost of a bi-weekly salary in the amount of $6,731. In accordance with the 1996 Stock Option Plan, Ms. Gorbett-Frost was entitled to exercise the outstanding options she held at April 30, 1999 for a period of 90 days after April 30, 1999. In addition, Ms. Gorbett-Frost received 30,000 unrestricted shares of the Company's Common Stock upon the accomplishment of certain specified tasks, which were substantially completed by November 30, 1998.

         WILLIAM V. MODING. On October 4, 1998, William V. Moding, the former Vice President of Operations and Administration of the Company, resigned to pursue other personal and business interests. In connection with Mr. Moding's resignation, the Company entered into a revised severance agreement with Mr. Moding pursuant to which Mr. Moding agreed to provide consulting services to the Company as an independent consultant continuing until January 31, 2000, in consideration of the payment to Mr. Moding of a monthly consulting fee of $12,500 and the issuance of an aggregate of 320,000 shares of Common Stock for the exercise of outstanding stock options, without the requirement of any payment by Mr. Moding of the exercise price of $0.60 per share. In addition, the Company agreed to make tax payments totaling $65,280 to federal and state taxing authorities on behalf of Mr. Moding to offset the income to Mr. Moding resulting from the non-payment of the exercise price for such options. In accordance with the revised severance agreement, during fiscal year 1999, the Company issued 240,000 shares of Common Stock to Mr. Moding without the requirement of any payment and made tax payments on his behalf totaling $48,960 for federal and state taxes. Pursuant to the revised agreement, Mr. Moding is required to repay the Company the entire outstanding principal balance and accrued interest thereon under two stock option exercise notes (with a current combined principal amount of $153,772 at April 30, 1999) by no later than January 31, 2000 and executed a standard form security agreement relating to the stock option exercise notes pledging his interest in the shares issued upon exercise of the stock options and his personal assets as backup collateral to secure his obligations under the two stock option exercise notes.

         The following table sets forth the compensation earned by the current President and Chief Executive Officer, the former interim Chief Executive Officer, two current officers of the Company whose compensation exceeded $100,000 for fiscal year 1999, and three former officers of the Company whose compensation exceeded $100,000 for fiscal year 1999, for services rendered in all capacities to the Company for each of the last three fiscal years. All the individuals named in the table will hereinafter be referred to as the "Named Officers."


                                        SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                LONG-TERM COMPENSATION AWARD
                                        --------------------------------       -----------------------------------
                                        FISCAL                                    OTHER            SECURITIES
    NAME AND PRINCIPAL POSITION          YEAR      SALARY (1)      BONUS       COMPENSATION     UNDERLYING OPTIONS
    ---------------------------         ------     ----------      -----       ------------     ------------------
Larry O. Bymaster                        1999     $  240,385     $ 125,000    $   25,671 (2)         1,250,000
   President and
    Chief Executive Officer

Thomas R. Testman,                       1999     $   11,538     $     --     $   35,250 (3)           200,000(7)
   former interim Chief                  1998     $   46,154     $     --     $       --                50,000
    Executive Officer

Steven C. Burke,                         1999     $   92,500     $  27,750    $       -- (4)           275,000
   Chief Financial Officer
    and Secretary

Dr. John N. Bonfiglio,                   1999     $  140,769     $  63,000    $       -- (4)           120,000
   V.P., Technology and Business         1998     $  108,224     $     --     $       -- (4)            80,000
   Development and interim V.P.,
   Clinical and  Regulatory Affairs

Jamie C. Oliver, Pharm.D.                1999     $  199,999     $  80,000    $       -- (4)           200,000
   Former Vice President, Clinical       1998     $  137,885     $     --     $       -- (4)           100,000
   and Regulatory Affairs

Elizabeth A. Gorbett-Frost               1999     $  188,606     $  30,000    $       -- (4)           140,000
   Former Chief Financial Officer        1998     $  144,039     $     --     $       -- (4)                --
   and Secretary                         1997     $   79,052     $     --     $       -- (4)           160,000

William V. Moding                        1999     $   97,555     $     --     $  192,960 (5)                --
   Former Vice President,                1998     $  197,115     $     --     $   43,607 (6)                --
    Operations & Administration          1997     $   92,192     $     --     $       -- (4)                --

-----------------------------
(1) Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each year and includes amounts deferred under the Company's 401-K Plan.
(2) Primarily includes $19,901 paid as reimbursement for life insurance premiums.
(3) Amount represents the fair market value of 25,000 shares of the Company's common stock issued to Mr. Testman for consulting services rendered in conjunction with the transition of the Chief Executive Officer.
(4)  Amounts were not significant enough to meet the disclosure requirements.
(5) In accordance with Mr. Moding severance agreement, amount represents compensation on 240,000 shares of common stock issued to Mr. Moding without the requirement of any payment of the $0.60 option exercise price plus $48,960 paid on Mr. Moding's behalf to the appropriate taxing authorities for federal and state taxes.
(6) Primarily includes $23,100 paid as reimbursement for life insurance premiums and $15,000 paid for reimbursement of car allowance.
(7) Options were granted as consideration for serving as Chairman of the Board of Directors.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants in the fiscal year ended April 30, 1999 to the Named Officers.

                                                                   PERCENT
                                                                TOTAL OPTIONS
                                      NUMBER OF SECURITIES        GRANTED TO         EXERCISE                       GRANT
                                           UNDERLYING          ALL EMPLOYEES IN        PRICE       EXPIRATION       DATE
    NAMED OFFICER         GRANT DATE     OPTIONS GRANTED        FISCAL YEAR (1)    ($/SHARE)(2)       DATE        VALUE (3)
--------------------      ----------  --------------------     ----------------    ------------    ----------     ---------
Larry O. Bymaster          05/22/98          1,250,000                 32.0%         $    1.41      05/22/08    $  1,158,536
Thomas R. Testman          06/03/98            200,000                  5.1%         $    1.59      06/03/08    $    209,030
Steven C. Burke            11/02/98            275,000                  7.0%         $    0.98      11/02/08    $    177,149
Dr. John N. Bonfiglio      05/27/98            120,000                  3.1%         $    1.59      05/27/08    $    125,400
Jamie C. Oliver,           05/27/98            200,000                  5.1%         $    1.59      05/27/08    $    209,030
  Pharm.D.
Elizabeth A.               05/27/98            140,000                  3.6%         $    1.59      05/27/08    $    146,300
  Gorbett-Frost
William V. Moding              -                 -                        -               -            -                -

-----------------------------
(1) Options to purchase an aggregate of 3,910,541 shares were granted to all employees, directors and consultants in the fiscal year ended April 30, 1999, including the Named Officers under the Company's 1996 Stock Incentive Plan.

(2) The exercise price may be paid in cash, or shares of the Company's Common Stock valued at fair market value on the date of exercise. All options were issued for an exercise price at least equal to fair market value on the date of grant. Fair market value is the closing price of the Company's Common Stock on the date of grant.

(3) The grant date value was estimated at the date of grant using the Black-Scholes option pricing model, assuming an average expected life of approximately four years, a risk-free interest rate of 6.39% and a volatility factor of 86%. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Option valuation models require the input of highly subjective assumptions, including the expected stock volatility. Because the Company's options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair values estimated, in the opinion of management, the existing models do not necessarily provide a reliable measure of the fair value of its options.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table provides information on option exercises in the fiscal year ended April 30, 1999, by the Named Officers and the value of unexercised options held by the Named Officers as of April 30, 1999.

                                                                        NUMBER OF
                                                                  SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS AT
                                     SHARES                         AT APRIL 30, 1999                  APRIL 30, 1999 (1)
                                  ACQUIRED ON       VALUE         ---------------------              -----------------------
             NAME                   EXERCISE       REALIZED    EXERCISABLE     UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
             ----                 -----------      --------    -----------     -------------       -----------      -------------
Larry O. Bymaster                       --        $     --        250,000       1,000,000          $       --        $       --
Thomas R. Testman                     50,000      $  45,000          --           200,000          $       --        $       --
Steven C. Burke                         --        $     --           --           275,000          $       --        $       --
Dr. John N. Bonfiglio                   --        $     --         20,000         180,000          $     18,750      $    56,250
Jamie C. Oliver, Pharm.D.               --        $     --         50,000           --             $     46,875      $       --
Elizabeth A. Gorbett-Frost              --        $     --        113,334           --             $    106,251      $       --
William V. Moding                    240,000      $ 118,500          --            80,000          $       --        $    75,000

-----------------------------
(1) The closing price of the Company's Common Stock on April 30, 1999 on The SmallCap Market of The
     Nasdaq Stock Market was $0.9375 per share.

     ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER TRADING

         The following nonemployee directors serve on the Organization and Compensation Committee of the Board of Directors: Rockell N. Hankin, Chairman, William C. Shepherd and Clive R. Taylor, M.D., Ph.D. Larry O. Bymaster, the Company's President and Chief Executive Officer, is an ex-official member of the Compensation Committee. Such ex-official status does not entitle him to vote on matters submitted to the Compensation Committee. There are no interlocks of executive officers or board members of the Company serving on the compensation committee or equivalent committee of another entity which has any director or executive officer serving on the Organization and Compensation Committee, other committees or the Board of Directors of the Company.

              REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

         The following report is submitted by the members of the Organization and Compensation Committee with respect to the executive compensation policies established by the Organization and Compensation Committee and compensation paid or awarded to executive officers for the fiscal year ended April 30, 1999.

         COMPENSATION POLICIES AND OBJECTIVES. The administration of the Company's compensation program is designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a highly competitive and uncertain environment. The Organization and Compensation Committee determines the Chief Executive Officer's compensation and the compensation of all executive officers by taking into consideration (i) what other chief executive officers and executive officers in the industry receive as compensation, (ii) what the Company can afford to pay, (iii) available alternative sources of compensation such as incentive stock options, (iv) annual incentive compensation that varies in a consistent manner with achievement of individual objectives and financial performance objectives of the Company, and
(v) long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals. In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements. As the Company has a history of operating losses, no specific relationship of the Company's financial performance was used in determining executive officer compensation.

         The Organization and Compensation Committee took into consideration the compensation of executive officers of similar companies within the industry for consideration of executive officer salaries. In addition, the Board utilized a comprehensive report issued by Frederick W. Cook and Co., Inc. in making its decision with respect to the compensation paid to the executive officers of the Company. While the Organization and Compensation Committee considers the salary of other executive officers in the industry important in the consideration of its decision with respect to the executive officers' compensation, in light of the recent turnover in the Company's executive ranks, the controlling factors were the compensation requirements necessary to retain the remaining current executive officers. Accordingly, the Organization and Compensation Committee based its determination of executive compensation primarily by way of comparison to the total compensation package of executive officers at comparable companies, consisting of bonus compensation and option grants in addition to an annual salary and benefits, while taking into consideration the financial condition of the Company.

         CEO COMPENSATION. Mr. Bymaster has served as the Company's Chief Executive Officer since May 1998. Following an analysis of compensation at peer companies conducted by independent compensation consultants, it was determined that Mr. Bymaster's base salary was between the 25th and 50th percentile of the peer group. The Compensation Committee approved Mr. Bymaster's base salary of $250,000, which was in line with its policy to provide base salary that is competitive with similarly situated CEOs. Mr. Bymaster's annual bonus is based on achievement of predetermined financial goals, and nonfinancial milestones, most important of which is the establishment of strategic partnership arrangements with one or more major pharmaceutical companies with respect to the development, marketing and commercialization of the Company's technologies. In May 1999, the Organization and Compensation Committee awarded Mr. Bymaster a bonus of $125,000 which was 50% of his annual base salary for the fiscal year ended April 30, 1999. The bonus of $125,000 was paid to Mr. Bymaster in May 1999.

         LONG-TERM INCENTIVE COMPENSATION - STOCK OPTIONS. Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. Stock options only have value if the stock price appreciates in value from the date the options are granted. The number of options granted to each employee was based primarily on the employee's ability to influence the Company's long-term growth and profitability. If a participant were to leave prior to vesting in these options, a significant number of the options would be forfeited. This makes it more difficult for competitors to recruit key employees away from the Company during this critical time for clinical trials. In addition, these grants bring the percentage of fully diluted shares outstanding held by Techniclone's executive officers and employees more in line with peer organizations. The Organization and Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management and other employees of the Company with shareholder value and motivate the Company's officers to improve long-term stock market performance.

         BENEFITS. Benefits offered to employees serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the adverse financial effects that can result from illness, disability or death and to provide a reasonable level of insurance coverage for any medical, dental and vision problems that may be experienced by the Company's employees, as well as preventative care, at a reduced expense to the Company's employees. Benefits offered to executive officers are largely the same as those that are offered to the general employee population.

         Respectfully submitted,

         The Organization and Compensation Committee

         \S\ ROCKELL N. HANKIN             \S\  WILLIAM C. SHEPHERD
         ---------------------             ------------------------
         Rockell N. Hankin,                William C. Shepherd
         Chairman

         \S\ CLIVE R. TAYLOR, M.D., PH.D.
         --------------------------------
         Clive R. Taylor, M.D., Ph.D.

STOCK OPTION PLANS

         The Company has four stock option plans, (i) the Incentive Stock Option, Nonstatutory Stock Option and Restricted Stock Purchase Plan - 1986 (the "1986 Plan"), (ii) Incentive Stock Option and Nonqualified Stock Option Plan-1993 (the "1993 Plan"), (iii) the Cancer Biologics Incorporated, Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1987 (the "CBI Plan") and (iv) the 1996 Stock Incentive Plan (the "1996 Plan" and, together with the 1986 Plan, the 1993 Plan, the CBI Plan and the 1996 Plan, the "Plans")). The purpose of the Plans is to enable the Company to attract and retain directors, employees and consultants of ability and to motivate such persons to use their best efforts on behalf of the Company and its subsidiaries by providing them with equity participation in the Company. Certain options granted under the 1986 Plan, the CBI Plan, the 1993 Plan and the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986.

         The Plans are administered by the Organization and Compensation Committee which determines the terms of options granted under the Plans, including the exercise or purchase price, conditions of purchase (including repurchase rights in favor of the Company), number of shares subject to the option or right and the exercisability thereof. The exercise price of all options granted under the Plans must be at least equal to the fair market value of such shares on the date of grant. The maximum term of each option is ten years.

         The following table represents a summary of the Company's options Plans at April 30, 1999:

                                                                                                     OPTIONS
                           SHARES                                                                   AVAILABLE
                        RESERVED FOR        OPTIONS            OPTIONS            OPTIONS          FOR FUTURE
        PLAN              ISSUANCE          GRANTED          OUTSTANDING        EXERCISABLE           GRANT
   ----------------    ---------------    -------------     --------------    ----------------    --------------
   1986 Plan                  500,000          486,000             59,333              59,333                 -
   1993 Plan                  750,000          721,205            224,300             224,300            69,795
   CBI Plan                 2,000,000        1,972,000            677,000             677,000                 -
   1996 Plan               10,000,000*       5,896,868          5,427,034           1,378,404         4,103,132

                       ---------------    -------------     --------------    ----------------    --------------
   Total                   13,250,000        9,076,073          6,387,667           2,339,037         4,172,927
                       ===============    =============     ==============    ================    ==============

----------
         *Pursuant to the 1996 Plan, 4,000,000 shares of Common Stock were initially reserved for issuance upon the exercise of options. The shares reserved for issuance under the 1996 Plan are automatically increased at the end of each fiscal year by twenty percent (20%) of any increase (other than any increase due to stock awards under any of the Plans) in the number of authorized and issued shares above 20,869,675 (the number of authorized and issued shares at September 27, 1996) up to a maximum of 10,000,000 shares. At April 30, 1999, the number of shares for which options may be granted under the 1996 Plan had increased to 10,000,000.

         The 1986 and CBI Plans have been terminated by the Board of Directors with respect to the grant of additional options under such Plans. The CBI Plan was assumed by the Company in connection with the merger of Cancer Biologics Incorporated with and into the Company. The options outstanding under the Plans expire at various dates through April 2009.

         During fiscal year 1999, options to purchase 240,000 shares of Common Stock were exercised by Mr. William Moding in accordance with his severance agreement without the requirement of any payment under the 1996 Plan. In addition, Mr. Thomas R. Testman exercised an option to purchase 50,000 shares of the Company's Common Stock in July 1998 under the 1996 Plan. No other options were exercised by officers or directors of the Company during the fiscal year ended April 30, 1999. During the fiscal year ended April 30, 1999, options to purchase up to 2,735,000 shares of the Company's Common Stock were granted to officers and directors of the Company under the 1996 Plan.

                               COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and Nasdaq Peer group for the period that commenced on April 30, 1994 and ended April 30, 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                              (NASDAQ MARKET INDEX)

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT, AND THE PERFORMANCE GRAPH BELOW AND THE UNDERLYING DATA, SHALL NOT BE INCORPORATED BY REFERENCE IN ANY SUCH FILINGS.




           [GRAPH OF THE COMPARISON OF CUMULATIVE TOTAL RETURNS HERE]





         The underlying data for the above graph is as follows:

                                      May 1,     April 30,   April 30,    April 30,   April 30,   April 30,
                                        1994        1995        1996        1997         1998        1999
                                      ---------- ----------- ----------- ------------ ----------- -----------
     Techniclone Corporation          $    100   $      42   $     209   $      157   $      24   $      32
     Nasdaq Pharmaceutical Index      $    100   $     107   $     193   $      158   $     196   $     235
     Nasdaq Market Index              $    100   $     116   $     166   $      175   $     262   $     356

         The total cumulative returns on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index are based on the assumptions that on May 1, 1994, $100 was invested in the Company's Common Stock and in each Index and that all dividends were reinvested. The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.

                                  PROPOSAL TWO
              APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION

INTRODUCTION

         The Company's continued existence is dependent on obtaining financing from the sale of additional equity securities and/or through the receipt of licensing or partnering fees until the Company is able to generate sufficient sales from its product candidates to fund its operations. For this reason and those set forth below, the Board of Directors believes that the best interest of the Company and its stockholders will be served by approving the amendment of the Certificate of Incorporation of the Company to increase the number of shares of Common Stock authorized for issuance by the Company from 120,000,000 shares to 150,000,000 shares.

         During April 1997, the Company issued 12,000 shares of 5% Adjustable Convertible Class C Preferred Stock (the "Class C Stock") and issued an additional approximately 2,000 shares of Class C Stock during the two years ended April 30, 1999. These shares of Class C Stock were convertible into shares of Common Stock and warrants to purchase shares of Common Stock. As of the date of this Proxy Statement, substantially all of the shares of Class C Stock have been converted into shares of Common Stock and substantially all of the warrants issued upon such conversion have been exercised. As a result, the Company issued in excess of 30 million shares of Common Stock from October 1997 through the fiscal year ended April 30, 1999 to the holders of the Class C Stock pursuant to the conversion of such shares and the exercise of such warrants.

         In June 1998, the Company secured access to a $20,000,000 Regulation D Common Stock Equity Line Subscription Agreement (the "Equity Line") with two institutional investors, expiring in June 2001. Under the terms of the Equity Line, the Company may, in its sole discretion, and subject to certain restrictions, periodically sell ("Put") shares of the Company's common stock for up to $20,000,000 upon the effective registration for resale of the Put shares. After the effective registration of the Put shares, which occurred on January 15, 1999, unless an increase is otherwise agreed to, $2,250,000 of Puts can be made every quarter, subject to share issuance volume limitations identical to those set forth in Rule 144(e). At the time of each Put, the investors will also be issued warrants, expiring on December 31, 2004, to purchase up to 10% of the amount of common stock issued to the investor at the same price at the time of the Put. As of July 31, 1999, the Company has issued to the two institutional investors an aggregate of approximately 8,496,000 shares of Common Stock and warrants to purchase up to an additional 760,000 shares of Common Stock in exchange for $8,000,000 of funds received by the Company under the Equity Line. In addition, the Company issued to the placement agent for the Equity Line an aggregate of approximately 850,000 shares of Common Stock and warrants to purchase up to an additional 76,000 shares of Common Stock, pursuant to the terms of a related Placement Agent Agreement. The Company presently anticipates issuing from time to time, at its sole option, up to an additional approximately 18,150,000 shares of Common Stock (for the remaining $12,000,000 available under the Equity Line, assuming a closing bid price of the Common Stock of $1.00 per share), including shares issuable upon exercise of warrants issuable to the two investors and shares of Common Stock and shares subject to warrants to be issued to the placement agent for the Equity Line Agreement. The Company also has reserved an additional 15,703,000 shares of Common Stock for issuance upon the exercise of outstanding options and other warrants.

         As of July 31, 1999, the Company had approximately 76,370,000 shares of Common Stock outstanding and has reserved for issuance an additional approximately 34,000,000 shares of Common Stock upon exercise of the remaining shares of Class C Stock, pursuant to the exercise by the Company of future Puts under the Equity Line and upon exercise of such options and other warrants to purchase shares of Common Stock. As a result, on a fully diluted and reserved basis, the Company has nearly reached the maximum number of shares currently authorized for issuance by the Company's Certificate of Incorporation, as amended and presently in effect.

         The failure to approve the amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 120,000,000 shares to 150,000,000 shares may result in the Company being required to immediately hold another stockholder meeting to attempt to increase the authorized number of shares of Common Stock. In addition, the Company will be prevented from doing any further equity financing beyond the 120,000,000 shares of Common Stock presently authorized for issuance until the availability of authorized, but unissued, shares of Common Stock can be increased. The time required to hold such a special meeting could create a critical cash situation for the Company and may significantly jeopardize its continued operations.

         The Board of Directors believes that it is in the best interests of the stockholders to increase the availability of authorized but unissued shares of Common Stock. The amendment of the Certificate of Incorporation will be effected by filing a Certificate of Amendment of Certificate of Incorporation, in substantially the form attached hereto as Exhibit A (the "Certificate of Amendment"), with the Delaware Secretary of State. The Company intends to make this filing as soon as possible after the approval of the Certificate of Amendment by the stockholders of the Corporation.

         The stockholders approval of Proposal Two will constitute their approval of the increase in the authorized number of shares of Common Stock from 120,000,000 shares to 150,000,000 shares pursuant to the Certificate of Amendment.

         VOTE REQUIRED FOR THE APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION PROPOSAL

         The affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote will be required for approval of the amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance by the Company from 120,000,000 shares to 150,000,000 shares pursuant to the Certificate of Amendment. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal. Proxies solicited by management will be voted FOR approval of the issuance in connection with the Equity Line.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY THE COMPANY FROM 120,000,000 SHARES TO 150,000,000 SHARES PURSUANT TO THE CERTIFICATE OF AMENDMENT.


                                 PROPOSAL THREE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ended April 30, 1999 and the fiscal year ending April 30, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

         On March 11, 1999, the Company dismissed Deloitte & Touche LLP as the Company's principal independent public accountants. On April 15, 1999, the Board of Directors of the Company approved the engagement of Ernst & Young LLP as the Company's principal independent public accountants, effective as of such date. Prior to the appointment of Ernst & Young LLP, the Company had not consulted with Ernst & Young LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         In the Company's fiscal year ended April 30, 1999, there have been no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. In the Company's fiscal years ended April 30, 1998 and April 30, 1997, there have been no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         The audit report of Ernst & Young LLP on the Company's consolidated financial statements for the fiscal year ended April 30, 1999 contained no adverse opinion or disclaimer of opinion. The audit report of Deloitte & Touche LLP on the Company's consolidated financial statements for the fiscal years ended April 30, 1998 and April 30, 1997 contained no adverse opinion or disclaimer of opinion.

                          ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 1999, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Techniclone Corporation, Attention: Investor Relations, 14282 Franklin Avenue, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company's public filings, including the Annual Report on Form 10-K, can be found on the world wide web at www.sec.gov.

                              STOCKHOLDER PROPOSALS

         Pursuant to Regulation 14a-8 of the Securities and Exchange Commission, proposals by stockholders which are intended for inclusion in the Company's proxy statement and proxy to be presented at the Company's next annual meeting must be received by the Company by May 16, 2000, in order to be considered for inclusion in the Company's proxy materials. Such proposals shall be addressed to the Company's Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than August 1, 2000. If a stockholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in the Company's proxy statement).

                                  OTHER MATTERS

         Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                              By Order of the Board of Directors


                                              Steven C. Burke,
                                              Secretary

September 15, 1999

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TECHNICLONE CORPORATION,
                             A DELAWARE CORPORATION


         TECHNICLONE CORPORATION, a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (hereinafter referred to as the "Corporation"), hereby certifies as follows:

         1. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing said amendment to be submitted to the stockholders of the Corporation at a special meeting. The resolutions setting forth the proposed amendment is as follows:

                  "RESOLVED, that the Certificate of Incorporation be amended by changing the first sentence of ARTICLE 4 so that it shall read as follows:

                           "The total number of shares of all classes of stock
                  which the Corporation shall have authority to issue is 155,000,000, of which (i) 150,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share."

         2. That thereafter, pursuant to resolution of the Board of Directors, an Annual Meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which Annual Meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Larry O. Bymaster, its President, and attested to by Steven C. Burke, its Secretary, this _____ day of October, 1999.

                                          TECHNICLONE CORPORATION,
                                          a Delaware corporation


                                          By:___________________________________
                                                   Larry O. Bymaster, President

ATTEST:


__________________________________________
        Steven C. Burke, Secretary

                             TECHNICLONE CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 20, 1999

         The undersigned hereby appoints Larry O. Bymaster and Steven C. Burke, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of Common Stock of Techniclone Corporation held of record by the undersigned on August 23, 1999, at the Annual Meeting of Stockholders to be held at The Atrium Hotel, located at 18700 MacArthur Boulevard, Irvine, California 92612 on October 20, 1999, at 10:00 A.M., Pacific Time, and at any and all adjournments thereof.

         1.   ELECTION OF DIRECTORS:

         [   ]  FOR                                    [   ]  WITHHOLD AUTHORITY

         approval of the election of all nominees listed below to vote for any nominee listed below. (except as marked to the contrary below):

                                  Larry O. Bymaster
                                  Rockell N. Hankin
                                  William C. Shepherd
                                  Clive R. Taylor, M.D. Ph.D.
                                  Thomas R. Testman

         2. AMENDMENT OF CERTIFICATE OF INCORPORATION: Approval of the amendment of the Certificate of Incorporation of Techniclone Corporation to increase the number of shares of Common Stock authorized for issuance by Techniclone Corporation from 120,000,000 shares to 150,000,000 shares.

         [   ]  FOR                 [   ]  AGAINST                [   ]  ABSTAIN

         3. APPOINTMENT OF INDEPENDENT AUDITORS. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended April 30, 1999 and for the fiscal year ending April 30, 2000.

         [   ]  FOR                 [   ]  AGAINST                [   ]  ABSTAIN

         4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

--------------------------------------------------------------------------------

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        Dated:___________________________, 1999

                                        Name:__________________________________

                                        Common Shares:_________________________

                                        _______________________________________
                                                    Signature

                                        _______________________________________
                                                    Signature (if jointly held)

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


--------------------------------------------------------------------------------